Exhibit 4.1

Execution Version

PERMITTED SECURED REFINANCING AGREEMENT

This PERMITTED SECURED REFINANCING AGREEMENT (this “Agreement”), dated as of December 2, 2016, is entered into among REGAL CINEMAS CORPORATION, a Delaware corporation (the “Borrower”), the GUARANTORS (as defined in the Credit Agreement referred to below), REGAL ENTERTAINMENT HOLDINGS, INC., a Delaware corporation (“Holdings”), the LENDERS party hereto, and CREDIT SUISSE AG, as administrative agent (the “Administrative Agent”) for (and on behalf of) the lenders under the Credit Agreement referred to below.

RECITALS

WHEREAS, the Borrower, the Administrative Agent and the Lenders from time to time party thereto entered into that certain Seventh Amended and Restated Credit Agreement, dated as of April 2, 2015 (as amended by that certain Permitted Secured Refinancing Agreement, dated as of June 1, 2016, and as further amended, restated, amended and restated, supplemented or otherwise modified and in effect immediately prior to the effectiveness of this Agreement, the “Existing Credit Agreement”; and the Existing Credit Agreement as modified by this Agreement, the “Credit Agreement”);

WHEREAS, the Borrower will consummate a Permitted Secured Refinancing of the Term Loans outstanding under the Existing Credit Agreement in the principal amount of $956,120,508.08, and in accordance therewith the Lenders party hereto and listed on Schedule 1 as having a commitment to make Refinancing Term Loans (as defined below) (the “Refinancing Term Lenders”) will advance Term Loans in an aggregate principal amount of $956,120,508.08, the proceeds of which will be used, together with other amounts provided by the Borrower, to repay and replace all of the outstanding principal and accrued and unpaid interest on all of the Term Loans under the Existing Credit Agreement and to pay fees and expenses incurred in connection therewith (such existing Term Loans, the “Existing Term Loans”; and such repayment and replacement, the “Term Loan Refinancing”) (it being understood that a portion of such amount may be advanced through continuations or rollovers of Existing Term Loans in accordance with procedures agreed to by the Borrower, the Administrative Agent and such Lenders holding Existing Term Loans so continued or rolled over);

WHEREAS, concurrently with the Term Loan Refinancing, Holdings, the Borrower, the Guarantors, the Lenders party hereto and the Administrative Agent will make certain amendments to the Existing Credit Agreement as provided herein;

NOW, THEREFORE, in consideration of the covenants made hereunder, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.                            Definitions.  Except as expressly provided herein, capitalized terms used in this Agreement but not defined in this Agreement shall have the meanings set forth for such terms in the Credit Agreement.

SECTION 2.                            Permitted Secured Refinancing of the Existing Term Loans.

(a)                                 After giving effect to the Term Loan Refinancing, pursuant to which the Existing Term Loans shall be refinanced and replaced with loans made under Section 6.2(j) of the Existing Credit Agreement (the “Refinancing Term Loans”), the Refinancing Term Lenders shall be the only Lenders under the Credit Agreement holding Term Loan Exposure.

(b)                                 The Refinancing Term Lenders listed on Schedule I shall advance an aggregate principal amount of $956,120,508.08 as Refinancing Term Loans pursuant to the terms and conditions hereof, in the amounts (with respect to each Lender listed on Schedule I hereto) set forth opposite its name on Schedule I hereto (it being understood that a portion of such amount may be advanced through continuations or rollovers of Existing Term Loans in accordance with procedures agreed to by the Borrower, the Administrative Agent and such Lenders holding Existing Term Loans so continued or rolled over).

(c)                                  The terms of the Refinancing Term Loans shall be as set forth for Term Loans in the Credit Agreement.

SECTION 3.                            Joinder to Credit Agreement. Each Lender listed on Schedule I acknowledges and agrees that, upon the effectiveness of this Agreement, it shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof; and shall perform all the obligations of and shall have all rights of a Lender thereunder.

SECTION 4.                            Amendments to Credit Agreement.  Immediately and automatically effective as of the effectiveness of this Agreement pursuant to Section 5 below and the occurrence of the Term Loan Refinancing, the Existing Credit Agreement shall be amended as follows:

(a)                                 Section 1.1 of the Existing Credit Agreement is hereby amended by replacing the definitions of “Applicable Margin” and “Repricing Transaction” in their entirety to read as follows:

“Applicable Margin” means (a) with respect to any Term Loans (other than New Term Loans), (i) 2.50% for Eurodollar Rate Loans and (ii) 1.50% for ABR Rate Loans, (b) with respect to any Revolving Loans, (i) 3.00% for Eurodollar Rate Loans and (ii) 2.00% for ABR Rate Loans and (c) with respect to any New Term Loans, the Applicable Margin shall be as provided for in the Joinder Agreement related to the New Term Loan Commitments in respect of such New Term Loans.

“Repricing Transaction” means (i) the prepayment or refinancing of all or a portion of the Term Loans with the incurrence by Parent, Borrower or any of their respective Subsidiaries of any long-term bank debt financing incurred for the primary purpose of repaying, refinancing, substituting or replacing the Term Loans (but not in connection with a change of control transaction not otherwise permitted hereunder or for consummating an acquisition not otherwise permitted under this Agreement)  and having an effective interest cost or weighted average yield (as reasonably determined by the Administrative Agent consistent with generally accepted financial practice (it being understood that OID and upfront fees shall be equated to interest rate assuming a four-year life to maturity) and, in any event, excluding any arrangement or commitment fees in connection therewith) that is less than the interest rate for or weighted average yield (as reasonably determined by the Administrative Agent on the same basis) of the Term Loans, or (ii) any amendment to this Agreement or any other Loan Document relating to the interest rate for, or weighted average yield of, the Term Loans which has the effect of lowering the interest cost or weighted average yield (as reasonably determined by the Administrative Agent consistent with generally accepted financial practice (it being understood that OID and upfront fees shall be equated to interest rate assuming a four-year life to maturity) and, in any event, excluding any arrangement or commitment fees in connection therewith) of the Term Loans from that in effect on the Second Amendment Effective Date; at the request of Borrower, the Administrative Agent shall provide to Borrower such determinations.

(b)                                 Section 1.1 of the Existing Credit Agreement is hereby further amended by adding the following terms in proper alphabetical order:

“Second Amendment” means the Permitted Secured Refinancing Agreement, dated as of the Second Amendment Effective Date, among the Borrower, the Guarantors, Holdings, the Lenders party thereto and the Administrative Agent.

“Second Amendment Effective Date” means December 2, 2016.

(c)                                  Section 2.11 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

2.11                        Scheduled Payments.  The principal amounts of the Term Loans of each Lender (other than New Term Loans, for which scheduled payments shall be made as provided for in the Joinder Agreement relating to such New Term Loan) shall be repaid in consecutive quarterly installments (each, an “Installment”) in an amount equal to such Lender’s Pro Rata Share (determined with respect to Term Loans other than New Term Loans) of an amount equal to 0.25% of the aggregate principal amount of the Term Loans outstanding on the Second Amendment Effective Date after giving effect to the Second Amendment and the transactions contemplated thereby, commencing March 30, 2017. Notwithstanding the foregoing, (x) such Installments shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans, as the case may be, in accordance with Sections 2.12, 2.13 and 2.14, as applicable; (y) such Installments shall be reduced on a pro rata basis in connection with any assignment of Term Loans to Borrower (and subsequent cancellation and extinguishment of such Term Loans) in accordance with Section 9.6(l); and (z) the Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Term Loan Maturity Date.

(d)                                 Section 2.21 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

2.21                        Repricing Protection.  In the event that, after the Second Amendment Effective Date, but on or prior to the six-month anniversary thereof, any Repricing Transaction occurs, Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders holding Term Loans, (A) in the case of a prepayment or refinancing constituting a Repricing Transaction a premium of 1.00% of the aggregate amount of the Term Loans being prepaid and (B) in the case of an amendment constituting a Repricing Transaction, a payment equal to 1.00% of the aggregate amount of the applicable Term Loans outstanding immediately prior to such amendment. As a condition to effectiveness of any required assignment by any Nonconsenting Lender of its Term Loans pursuant to Section 2.20 in respect of any amendment, amendment and restatement or modification to this Agreement effective prior to the six-month anniversary of the Second Amendment Effective Date that has the effect of reducing the Applicable Margin or interest rate for any Term Loans from the Applicable Margin or interest rate in effect on the Second Amendment Effective Date, Borrower shall pay to such Nonconsenting Lender its ratable portion of such payment referred to in clause (B) above. For purposes of clarity, Borrower shall have no obligation to make any such payment referred to in clause (B) above to any Replacement Lender that is assigned such Nonconsenting Lender’s Term Loans pursuant to Section 2.20.

SECTION 5.                            Conditions to Effectiveness of this Agreement.  This Agreement, and, for the avoidance of doubt, the Term Loan Refinancing contemplated hereunder, shall become effective when all the conditions set forth in this Section 5 shall have been satisfied (provided that such conditions are satisfied no later than 5:00

p.m. (New York time) on December 2, 2016) (the date such conditions are satisfied being the “Agreement Effective Date”).

(a)                                 Execution of Counterparts. The Administrative Agent shall have executed this Agreement, in its capacity as Administrative Agent, and shall have received (i) counterparts of this Agreement executed by Holdings, the Borrower and each Guarantor and (ii) counterparts of this Agreement executed by each Refinancing Term Lender.

(b)                                 Satisfaction of Credit Suisse.  Credit Suisse shall be satisfied that after giving effect to the Refinancing Term Loans, repayment of all Existing Term Loans and payment of all accrued and unpaid interest on the Existing Term Loans, the principal amount of Term Loans outstanding under the Credit Agreement shall not exceed $956,120,508.08.

(c)                                  Second Amendment Effective Date Certificate.  The Administrative Agent shall have received a certificate dated the Agreement Effective Date and executed by a Financial Officer of the Borrower that the conditions set forth in Section 5(e) have been satisfied.

(d)                                 Fees.  The Administrative Agent (and its Affiliates) shall have received all fees required to be paid to the Administrative Agent or its Affiliates, and all expenses (including the reasonable fees and expenses of legal counsel) for which invoices have been presented, on or before the Agreement Effective Date.

(e)                                  Agreement Effective Date Representations and Warranties; Absence of Defaults.

(i)             As of the Agreement Effective Date, the representations and warranties contained herein, in the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the Agreement Effective Date (it being understood and agreed that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the Agreement Effective Date), except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date (it being understood and agreed that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such earlier date).

(ii)          As of the Agreement Effective Date, no event shall have occurred and be continuing or would result from the consummation of the transactions contemplated by this Agreement on the Agreement Effective Date that would constitute an Event of Default or a Default.

(f)                                   Organizational Documents; Incumbency.  The Administrative Agent shall have received (i) a copy of each Organizational Document of Holdings and each Loan Party, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the Agreement Effective Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party; (iii) resolutions of the board of directors or similar governing body of Holdings and each Loan Party approving and authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, certified as of the Agreement Effective Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; (iv) a good standing certificate from the applicable Governmental Authority of Holdings’ and the Borrower’s jurisdiction of incorporation, organization or formation, dated a recent date prior to the Agreement Effective Date; and (v) such other documents as the Administrative Agent may reasonably request; provided that, in the case of Holdings and any Loan Party in lieu of the attachments referred to in clauses (i) and (ii) of this Section

5(f), such certificate (1) may certify that (A) since the First Amendment Effective Date (as defined in the Existing Credit Agreement), there have been no changes to Organizational Documents of such Person, and (B) no changes have been made to the incumbency certificate of the officers of such Person delivered on the Closing Date or the First Amendment Effective Date (as applicable and each as defined in the Existing Credit Agreement) by such Loan Party.

(g)                                  Governmental Authorizations and Consents.  Each Loan Party and Holdings shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Loan Documents, and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Administrative Agent.  All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on this Agreement or the other Loan Documents, the Term Loan Refinancing or the other transactions contemplated hereby and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

(h)                                 Opinions of Counsel to Loan Parties and Holdings.  The Administrative Agent and Lenders and their respective counsel shall have received an originally executed copy of the favorable written opinion of Hogan Lovells US LLP, as counsel for the Borrower, dated as of the Agreement Effective Date and otherwise in form and substance reasonably satisfactory to the Administrative Agent (and the Borrower hereby instructs Hogan Lovells US LLP to deliver such opinion to the Administrative Agent and the Lenders).

(i)                                     Solvency Certificate.  On the Agreement Effective Date, the Administrative Agent shall have received a Solvency Certificate from the Borrower, dated the Agreement Effective Date, and addressed to the Administrative Agent and the Lenders, in form, scope and substance satisfactory to the Administrative Agent, demonstrating that after giving effect to the consummation of the transactions to occur on the Agreement Effective Date and after giving effect to any applicable rights of contribution of such Person in respect of Guarantied Obligations, Borrower and its Subsidiaries are and will be Solvent.

(j)                                    No Litigation.  There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the opinion of the Administrative Agent, singly or in the aggregate, could reasonably be expected to restrain, prevent or impose materially burdensome conditions on any of the transactions contemplated by this Agreement and the other Loan Documents or that could have a Material Adverse Effect.

(k)                                 No Material Adverse Effect.  Since December 31, 2015, there shall not have occurred a Material Adverse Effect and there shall have been no development or event that could reasonably be expected to have a Material Adverse Effect.

(l)                                     Information for Regulators.  The Administrative Agent shall have received, sufficiently in advance of the Agreement Effective Date, all documentation and other information required by Governmental Authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act.

(m)                             Completion of Proceedings.  All partnership, corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto shall be satisfactory in form and substance to the Administrative Agent and its counsel, and the Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as the Administrative Agent may reasonably request.

(n)                                 Funding Notice. The Administrative Agent shall have received a fully executed and delivered Funding Notice.

SECTION 6.                            Representations and Warranties.  Holdings, the Borrower and each other Loan Party represents and warrants as follows:

(a)                                 Power; Authorization; Enforceable Obligations. Holdings, the Borrower and each other Loan Party has the requisite power and authority, and the legal right, to enter into this Agreement.  Holdings, the Borrower and each other Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Agreement.  This Agreement constitutes a legal, valid and binding obligation of Holdings, the Borrower and each other Loan Party signatory hereto, enforceable against Holdings, the Borrower and each other Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).  The Credit Agreement and each other Loan Document constitutes a legal, valid and binding obligation of Holdings, the Borrower and each other Loan Party, in each case, to the extent party to such Loan Document, enforceable against Holdings, the Borrower and each other Loan Party in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(b)                                 No Legal Bar. The execution, delivery and performance of this Agreement will not violate any Requirement of Law or any material Contractual Obligation of Holdings, the Borrower and each other Loan Party, nor result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Loan Documents).

(c)                                  Accuracy of Representations and Warranties. The representations and warranties of Holdings, the Borrower and each other Loan Party set forth in the Loan Documents (including, for avoidance of doubt, in the Credit Agreement) are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date (it being understood and agreed that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the applicable date).

(d)                                 No Default or Event of Default. As of the date hereof, after giving effect to this Agreement, no event has occurred and is continuing that would constitute an Event of Default or a Default.  No Default or Event of Default shall result from the effectiveness of this Agreement, the Term Loan Refinancing and the other transactions contemplated hereby.

SECTION 7.                            Validity of Obligations and Liens; Reaffirmation.

(a)                                 Validity of Obligations.  Holdings, the Borrower and each other Loan Party acknowledges and agrees that, both before and after giving effect to this Agreement, the Borrower and each other Loan Party (and, as provided in the Guaranty and Pledge Agreement, Holdings) is, jointly and severally, indebted to the Lenders and the other Secured Parties for the Obligations, without defense, counterclaim or offset of any kind, and

Holdings, the Borrower and each other Loan Party hereby ratifies and reaffirms the validity, enforceability and binding nature of such Obligations.  It is acknowledged and agreed that all references to “Obligations” in this Agreement or in the Credit Agreement, the Guaranty and Collateral Agreement, the Guarantee and Pledge Agreement, any Mortgage or any other Loan Document shall include, without limitation, all Obligations under or related to the Refinancing Term Loans, the Loans, Letters of Credit and all other Obligations under the Credit Agreement.

(b)                                 Validity of Guarantees.  Holdings and each Guarantor hereby (i) acknowledges and agrees to the terms of this Agreement and (ii) confirms and agrees that, its guarantee under the Guaranty and Collateral Agreement (or in the case of Holdings, under the Guaranty and Pledge Agreement) is, and shall continue to be, in full force and effect, and shall apply to all Obligations and such guarantee is hereby ratified and confirmed in all respects.

(c)                                  Validity of Liens and Credit Documents.  Holdings, the Borrower and each other Loan Party hereby ratifies and reaffirms the validity and enforceability (without defense, counterclaim or offset of any kind) of the Liens and security interests granted to the Administrative Agent for the benefit of the Secured Parties to secure any of the Obligations by Holdings, the Borrower or any other Loan Party pursuant to the Loan Documents to which any of Holdings, the Borrower or any other Loan Party is a party and hereby confirms and agrees that notwithstanding the effectiveness of this Agreement, and except as expressly amended by this Agreement, each such Loan Document is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of this Agreement, each reference in the Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” (and each reference in the Existing Credit Agreement to this “Agreement”, “hereunder” or “hereof”) or words of like import shall mean and be a reference to the Credit Agreement.  Except as expressly set forth herein, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d)                                 Reaffirmation.

(i)             The Borrower and each Guarantor hereby acknowledges that it has reviewed the terms and provisions of this Agreement and the Credit Agreement and consents to the amendments and modifications effected hereby and thereby.  The Borrower and each Guarantor hereby agrees and confirms, both before and after giving effect to the amendments to the Existing Credit Agreement effected by this Agreement, that it is a party to and is bound by the Guaranty and Collateral Agreement as a grantor of collateral under the Guaranty and Collateral Agreement and (except in the case of the Borrower) as a guarantor thereunder, by virtue of its having been an original signatory thereto, a successor to such an original signatory or a signatory to a supplement thereto.  The Guaranty and Collateral Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.  Without limiting the generality of the foregoing, the Guaranty and Collateral Agreement and all of the Collateral described therein do and shall continue to secure the payment of all Obligations under and as defined therein.  The Borrower hereby reaffirms its grant of, and hereby grants, a security interest in the Collateral (as defined in the Guaranty and Collateral Agreement) to the Administrative Agent for the ratable benefit of the Secured Parties, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.  Each Guarantor hereby reaffirms its grant of, and hereby grants, a security interest in the Collateral (as defined in the Guaranty and Collateral Agreement) to the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Guarantied Obligations (as defined in the Guaranty and Collateral Agreement).

(ii)          Holdings hereby acknowledges that it has reviewed the terms and provisions of this Agreement and the Credit Agreement and consents to the amendments and modifications effected hereby and thereby.  Holdings hereby agrees and confirms, both before and after giving effect to the amendments to the Existing Credit Agreement effected by this Agreement, that it is a party to and is bound by the Guaranty and Pledge Agreement and as a guarantor thereunder, by virtue of its having been an original signatory thereto, a successor to such an original signatory or a signatory to a supplement thereto.  The Guaranty and Pledge Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.  Without limiting the generality of the foregoing, the Guaranty and Pledge Agreement and all of the Collateral described therein do and shall continue to secure the payment of all Guarantied Obligations under and as defined therein.  Holdings hereby reaffirms its grant of, and hereby grants, a security interest in the Collateral described in the Guaranty and Pledge Agreement to the Administrative Agent for the ratable benefit of the Secured Parties, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Guarantied Obligations.

SECTION 8.                            Post-Closing Obligations.  The Borrower shall deliver or perform, or cause to be delivered or performed, the documents and other agreements set forth on Schedule II within the time frames specified therein.

SECTION 9.                            Lender Consent and Authorization to Amend Other Loan Documents.  Each of the Lenders party hereto hereby consents to, and authorizes Holdings, the Borrower, each other Loan Party and the Administrative Agent to enter into such amendments, restatements, amendment and restatements, replacements, supplements and modifications to the Notes, the Guaranty and Collateral Agreement, the Guaranty and Pledge Agreement, the Intellectual Property Security Agreement, the Control Agreements and the other Security Documents and Loan Documents as the Administrative Agent deems reasonably necessary or desirable in connection with this Agreement.

SECTION 10.                     Governing Law.  This Agreement shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

SECTION 11.                     Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Agreement by telecopier or electronic image scan transmission (e.g., PDF via electronic mail) shall be effective as delivery of an original executed counterpart of this Agreement.

SECTION 12.                     Execution of Agreement.  This Agreement shall be executed by Holdings, the Borrower, each Guarantor, the Administrative Agent, in its capacity as Administrative Agent under the Existing Credit Agreement and each of the Lenders party hereto.  Execution of this Agreement by any Person constitutes the agreement of such Person to the terms of (and results in such Person being bound by) this Agreement and, on the Agreement Effective Date, the Credit Agreement.

SECTION 13.  Severability.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 14.  Integration.  This Agreement, the Existing Credit Agreement, the Credit Agreement, the other Loan Documents and any separate letter agreements among the Borrower and the Administrative Agent or its affiliates or any other agent or arranger with respect to the Credit Agreement relating to this Agreement or the transactions contemplated hereby or with respect to fees payable to the Administrative Agent (or its affiliates) or such other agent or arranger constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. For the avoidance of doubt, this Agreement is a Loan Document.

SECTION 15.                     No Discharge.  This Agreement shall not discharge or release the priority of any Loan Document or any other security therefor.  Nothing herein contained shall be construed as a substitution or novation of the instruments, documents and agreements securing the Obligations, which shall remain in full force and effect.  Nothing in this Agreement shall be construed as a release or other discharge of Holdings, the Borrower or any other Loan Party from any of its obligations and liabilities under the Existing Credit Agreement or the other Loan Documents (other than the Existing Term Loans after giving effect to the Term Loan Refinancing contemplated hereby), all of which are continued on the terms set forth in the Credit Agreement.  It is further acknowledged and agreed that no Discharge of Obligations has occurred for purposes of any Loan Document, whether in connection with this Agreement, the Credit Agreement, the Term Loan Refinancing or the other transactions contemplated hereby.

SECTION 16.CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST A PARTY TO THIS AGREEMENT ARISING OUT OF OR RELATING HERETO SHALL ONLY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS, (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 9.1 OF THE CREDIT AGREEMENT, (d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) OF THIS SECTION 16 IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT, AND (e) AGREES THAT EACH PARTY TO THIS AGREEMENT RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 17.                     WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.

SECTION 18.                     Headings.  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 19.                     Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Holdings, the Borrower and each other Loan Party party hereto and their respective successors and assigns, and upon the Administrative Agent and the Lenders and each of their respective successors and assigns.  Neither Holdings’, the Borrower’s nor any other Loan Parties’ rights and obligations hereunder and any interest therein may be assigned or delegated by Holdings, the Borrower or any other Loan Party without the prior written consent of all Lenders.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

HOLDINGS:

REGAL ENTERTAINMENT HOLDINGS, INC.

By:	/s/ David Ownby
Name: David Ownby
Title: Chief Financial Officer and Treasurer

BORROWER:

REGAL CINEMAS CORPORATION

By:	/s/ David Ownby
Name: David Ownby
Title: Chief Financial Officer and Treasurer

[Regal Cinemas Corporation – Permitted Secured Refinancing Agreement]

GUARANTORS:

A 3 THEATRES OF TEXAS, INC.
A 3 THEATRES OF SAN ANTONIO, LTD.,
by: A3 THEATRES OF TEXAS, INC., ITS GENERAL PARTNER
CONSOLIDATED THEATRES MANAGEMENT, L.L.C.
EASTGATE THEATRE, INC.
EDWARDS THEATRES, INC.
FREDERICK PLAZA CINEMA, INC.
HOYTS CINEMAS CORPORATION
INTERSTATE THEATRES CORPORATION
R.C. COBB II, LLC
R.C. COBB, INC.
RCI/FSSC, LLC
RCI/RMS, LLC
REGAL CINEMAS HOLDINGS, INC.
REGAL CINEMAS II, LLC
REGAL CINEMEDIA CORPORATION,
REGAL GALLERY PLACE, LLC
REGAL INVESTMENT COMPANY
RICHMOND I CINEMA, L.L.C.
UA SWANSEA, LLC
UNITED ARTISTS PROPERTIES I CORP.
UNITED ARTISTS REALTY COMPANY
UNITED ARTISTS THEATRE COMPANY
WALLACE THEATER HOLDINGS, INC.
WALLACE THEATERS – GUAM
WALLACE THEATERS – SAIPAN, INC.
CROWN THEATRE CORPORATION
PACIFIC RIM BUSINESS DEVELOPMENT CORPORATION
HOLLYWOOD THEATERS, INC.
HOLLYWOOD THEATERS III, INC.
LOIS BUSINESS DEVELOPMENT CORPORATION
RAGAINS ENTERPRISES LLC
MCINTOSH PROPERTIES, LLC
GREAT ESCAPE THEATRES, LLC
GREAT ESCAPE LLC
GREAT ESCAPE THEATRES OF BOWLING GREEN, LLC
GREAT ESCAPE LAGRANGE LLC
GREAT ESCAPE THEATRES OF LEBANON, LLC
GREAT ESCAPE OF O’FALLON, LLC
GREAT ESCAPE THEATRES OF NEW ALBANY, LLC
GREAT ESCAPE OF NITRO, LLC
GREAT ESCAPE THEATRES OF HARRISBURG, LLC
VALEENE CINEMAS, LLC

By:	/s/ David Ownby
Name:	David Ownby
Title:	Vice President and Treasurer

[Regal Cinemas Corporation – Permitted Secured Refinancing Agreement (November 2016)]

REGAL CINEMAS, INC.

By:	/s/ David Ownby
Name: David Ownby
Title: Chief Financial Officer and Treasurer

[Regal Cinemas Corporation – Permitted Secured Refinancing Agreement (November 2016)]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as Administrative Agent

By:	/s/ William O’Daly
Name: William O’Daly
Title: Authorized Signatory

By:	/s/ D. Andrew Maletta
Name: D. Andrew Maletta
Title: Authorized Signatory

[Regal Cinemas Corporation – Permitted Secured Refinancing Agreement (November 2016)]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Refinancing Term Lender

By:	/s/ William O’Daly
Name: William O’Daly
Title: Authorized Signatory

By:	/s/ D. Andrew Maletta
Name: D. Andrew Maletta
Title: Authorized Signatory

[Regal Cinemas Corporation – Permitted Secured Refinancing Agreement (November 2016)]

SCHEDULE I

REFINANCING TERM LOANS
 ON THE AGREEMENT EFFECTIVE DATE

LENDER	REFINANCING TERM LOAN AMOUNT ($)
Credit Suisse AG	$956,120,508.08

SCHEDULE II

POST-CLOSING OBLIGATIONS

1.              Within forty-five (45) days following the Agreement Effective Date (or such longer period as may be agreed by Administrative Agent in its sole and absolute discretion), Administrative Agent shall have received (a) recorded copies of mortgage amendments reflecting the Term Loan Refinancing with respect to each of the Existing Mortgages, which such mortgage amendments are to be approved by Administrative Agent prior to recording, and (b) ALTA 11-06 mortgage modification endorsements (or other comparable title endorsement for those Mortgaged Properties located in the state of Florida) with respect to each of the Existing Mortgages (provided that no such endorsement will be required for the Mortgaged Property located at 901 Little Texas Lane, Austin, TX 78745 due to the lack of availability of such endorsement, and the relative cost of obtaining an additional title policy for such property); provided, further, that no such mortgage amendment described in clause (a) above or endorsement described in clause (b) above will be required for any Mortgaged Property currently held for sale and located at one of the following addresses:

a.              3131 Muldoon Road, Anchorage, AK 99504;

b.              255 W. Birch Street, Brea, CA 92821;

c.               755 S. Rand Road, Lake Zurich, IL 60047;

d.              6420 Camden Avenue North, Brooklyn Center, MN 55430;

e.               120 Banks Drive, Chapel Hill, NC 27514;

f.                963 Houston Northcutt Blvd., Mt. Pleasant, SC 29464; and

g.               100 Regal Way, Victory Center, Newport News, VA 23602,

in each case, prior to June 30, 2017 (or such longer period as may be agreed by Administrative Agent in its sole and absolute discretion).